EXHIBIT 21


                               CONMED Corporation
                         Subsidiaries of the Registrant



     Name                                                    State of Incorporation

Aspen Laboratories,  Inc.                                           Colorado

Consolidated Medical Equipment International,  Inc.                 New York

CONMED Andover Medical,  Inc.                                       New York

Birtcher Medical Systems,  Inc.                                     California

Envision Medical Corporation                                        California

Linvatec Corporation                                                Florida

NDM,  Inc.                                                          New York